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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 10, 2000, except for Note 13, which is as of May 19, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Netergy Networks, Inc.'s Annual Report on Form 10-K for the year ended March 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California

November 2, 2000